Exhibit 5.1

March 8, 2012	ATTORNEYS AT LAW 111 HUNTINGTON AVENUE BOSTON, MASSACHUSETTS 02199 617.342.4000 TEL 617.342.4001 FAX foley.com

CLIENT/MATTER NUMBER 052974-0198

Carbonite, Inc.

177 Huntington Avenue

Boston, Massachusetts 02115

Re:	Carbonite, Inc.

Registration Statement on Form S-8

Ladies and Gentlemen:

This opinion is furnished to you in connection with the Registration Statement on Form S-8 (the “Registration Statement”) filed by Carbonite, Inc., a Delaware corporation (the “Company”) with the United States Securities and Exchange Commission (the “Commission”) in connection with registration under the Securities Act of 1933, as amended (the “Securities Act”), of 1,005,493 shares of the Company’s common stock, par value $0.01 per share (the “Shares”) issuable under the Company’s 2011 Equity Award Plan (the “2011 Plan”).

We have acted as counsel for the Company in connection with the registration of the Shares. In such capacity, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with the originals of all documents submitted to us as copies.

We express no opinion herein as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware (including the statutory provisions and all applicable judicial decisions interpreting those laws) and the federal laws of the United States of America. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the prospectus that forms a part thereof, other than as expressly stated herein with respect to the issuance of the Shares.

Based upon the foregoing examination and in reliance thereon, and subject to the assumptions stated and in reliance on the statements of fact contained in the documents that we have examined, we are of the opinion that when the Shares shall have been duly registered on the books of the transfer agent and registrar in the names or on behalf of the purchasers, and have been issued by the Company against payment therefor (not less than par value) in the circumstances contemplated by and pursuant to the 2011 Plan, and assuming in each case that the individual issuances, grants, or awards under the 2011 Plan are duly authorized by all necessary corporate action of the Company and duly issued, granted, or awarded and exercised in accordance with the requirements of laws and the 2011 Plan (and the agreements and awards duly adopted thereunder and in accordance therewith), the issue and sale of the Shares will have been duly authorized by all necessary corporate action of the Company and the Shares will be validly issued, fully paid, and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware.

BOSTON BRUSSELS CHICAGO DETROIT	JACKSONVILLE LOS ANGELES MADISON MIAMI	MILWAUKEE NEW YORK ORLANDO SACRAMENTO	SAN DIEGO SAN DIEGO/DEL MAR SAN FRANCISCO SHANGHAI	SILICON VALLEY TALLAHASSEE TAMPA TOKYO WASHINGTON, D.C.

Carbonite, Inc.

March 8, 2012

This opinion is for your benefit in connection with the Registration Statement and may be relied upon only by you and by persons entitled to rely upon it pursuant to applicable provisions of the Securities Act. We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours, /s/ Foley & Lardner LLP